Exhibit 31.2

Certification Pursuant To Section 302 of the Sarbanes-Oxley Act of 2002

I, Bryan J. Merryman, certify that:

1.     I have reviewed this Amendment No. 1 on Form 10-K/A of Rocky Mountain Chocolate Factory, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 29, 2020	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Executive Officer, Chief Financial Officer, Treasurer and Director (Principal Executive and Financial Officer)